Exhibit 7

COLFAX CORPORATION

(a Delaware corporation)

10,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: May 7, 2013

COLFAX CORPORATION, INC.

(a Delaware corporation)

10,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

May 7, 2013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005-2858

As Representative of the Several Underwriters

Ladies and Gentlemen:

Colfax Corporation, a Delaware corporation (the “Company”) and the persons listed on Schedule C hereto (the “Selling Stockholders”), propose to sell to the several underwriters (the “Underwriters”) named on Schedule A hereto for whom you are acting as Representative (the “Representative”) an aggregate of 10,000,000 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”), of which 7,000,000 shares will be sold by the Company and 3,000,000 shares will be sold by the Selling Stockholders. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule A hereto and the respective amount of Firm Shares to be so sold by the Selling Stockholders are set forth opposite their names on Schedule C hereto. The Company also proposes to sell up to 500,000 additional shares of the Company’s Common Stock (the “Company Option Shares”) and the Selling Stockholders also propose to sell up 1,000,000 additional shares of the Company’s Common Stock (the “Selling Stockholder Option Shares”), and together with the Company Option Shares, the “Option Shares”), in each case at the Underwriters’ option, as set forth below.

As the Representative, you have advised the Company and the Selling Stockholders that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names on Schedule A hereto, plus their pro rata portion of the Option Shares if you elect to exercise the option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares”.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-179650) covering the public offering and sale of certain securities, including the Shares, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. The base prospectus used in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Base Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The Base Prospectus and the final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:30 p.m., New York City time, on May 7, 2013, or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Base Prospectus (including any documents incorporated therein by reference) that is included in the Registration Statement as of the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as of the date hereof, the Applicable Time and the Closing Time (as defined below) and agrees with each of the Underwriters as follows:

(a) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of the Base Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

The Registration Statement, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the

1933 Act Regulations. The Base Prospectus (filed as part of the Registration Statement as originally filed or as part of any amendment thereto), at the time it was filed, complied in all material respects with the 1933 Act Regulations and the Base Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(b) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this Section 1(b) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the eleventh paragraph in the section “Underwriting” relating to short sales, stabilization transactions and purchases to cover positions created by short sales, and the information in the twelfth and thirteenth paragraphs in the section “Underwriting” relating to stabilization transactions (collectively, the “Underwriter Information”).

(c) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus,

including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(d) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(e) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(f) Independent Accountants.

(i) Ernst & Young LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of the Company and its subsidiaries as filed with the Commission and included in the Registration Statement, is an independent registered public accounting firm with respect to each of the Company and its subsidiaries within the meaning of the 1933 Act, the 1934 Act and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by Ernst & Young LLP to the Company or any of its subsidiaries have been approved by the Audit Committee of the Board of Directors of the Company.

(ii) Prior to the Company’s acquisition of Soldex S.A. (“Soldex”) and its subsidiaries, Medina, Zaldivar, Paredes & Asociados Sociedad Civil de Responsabilidad Limitada Member Firm of Ernst & Young Global (“Medina”), which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of Soldex and its subsidiaries included in the Registration Statement, was an independent auditor with respect to each of Soldex and its subsidiaries within the meaning of the 1933 Act, the 1934 Act and the rules of the American Institute of Certified Public Accountants, and any non-audit services provided by Medina to Soldex or any of its subsidiaries were approved by the Audit Committee of the Board of Directors of Soldex.

(g) Financial Statements.

(i) The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.

(ii) The financial statements of Soldex and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of Soldex and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”), applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein.

(iii) The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.

(iv) The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference.

(v) All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with

Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(vi) The interactive data in extensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) No Material Adverse Effect. Except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a “Material Adverse Effect”), (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or its subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(i) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(j) Good Standing of Subsidiaries. Each of the Company’s subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus. Each of the Company’s subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding capital stock or other ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the General Disclosure Package and the Prospectus. None of the outstanding shares of capital stock, limited liability company interests or limited partnership interests, as the case may be, of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder, member or partner, as the case may be, of such subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the Commission on February 19, 2013.

(k) Capitalization. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. No preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of capital stock. The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities; (ii) incurred any liability or obligation, direct or contingent, for borrowed money; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(l) Authorization of Agreement. This Agreement and the Company’s performance of its obligations hereunder have been duly authorized, and this Agreement has been duly executed and delivered by the Company.

(m) Authorization and Description of Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable. The Common Stock conforms in all material respects to all statements relating thereto contained in the General Disclosure Package and Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of the Shares will be subject to personal liability by reason of being such a holder. The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

(n) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act, other than those rights that have been disclosed in the General Disclosure Package and the Prospectus and have been waived.

(o) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations, whether federal, state, foreign or otherwise, (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p) Compliance with Labor Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) there is (i) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board or similar foreign entity and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries and (iii) to the best of the Company’s knowledge, no new union organizing activities taking place and (B) with respect to the employees of the Company or any of its subsidiaries, there has been no violation of any foreign, federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(q) ERISA Compliance. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries and each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended (“ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established, maintained or contributed to by the Company, its subsidiaries or their ERISA Affiliates (as defined below) but excluding any multiemployer plan (as defined in Section 4001 of ERISA) (a “Multiemployer Plan”) are in compliance with ERISA; (ii) each “employee benefit plan” established, maintained or contributed to by the Company or its subsidiaries or any of their ERISA Affiliates, other than a Multiemployer Plan, that is intended to be qualified under Section 401 of the Code is so qualified and, to the best knowledge of the Company, nothing has occurred, whether by action or failure to act, which would reasonably be expected to result in the loss of such qualification; and (iii) none of the Company or its subsidiaries or any of their ERISA Affiliates has incurred in the six years prior to the date hereof or reasonably expects to incur any liability under (I) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or Multiemployer Plan, or (II) Sections 412, 4971, 4975 or 4980B (other than liability in the ordinary course with respect to the provision of continuation coverage under Section 4980B) of the Code. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries as of the date hereof, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended (the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company, or such subsidiary is a member. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no “reportable event” within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred in the six years prior to the date hereof or is reasonably expected to occur with respect to any “employee benefit plan” established, maintained or contributed to by the Company, its subsidiaries or any of their ERISA Affiliates as a result of the transactions contemplated by this Agreement.

(r) No Affiliations or Associations. There are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any of the Company’s officers, directors or 5% or greater securityholders, except as previously disclosed in writing to the Representative’s counsel by the Selling Stockholders.

(s) No Brokerage Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(t) Absence of Proceedings. Except as disclosed in the General Disclosure Package or the Prospectus, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or to which any property of the Company or its subsidiaries is, or to the knowledge of the Company, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package or the Prospectus. There are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus.

(u) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required.

(v) Absence of Further Requirements. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission, FINRA or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws).

(w) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”), issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(x) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the

Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(y) Possession of Intellectual Property. The Company and its subsidiaries own or possess the right to use all material patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights, as well as related rights, such as moral rights and the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future. To the best of the Company’s knowledge, neither the Company nor any of the Subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or the Subsidiaries have received any written communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity. Neither the Company nor any of the Subsidiaries has received any written communication or notice alleging that by conducting their business as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The Company knows of no material infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or the Subsidiaries. The Company and its Subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets. To the best of the Company’s knowledge, none of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. The Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”) except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(z) Compliance with and Liability Under Environmental Laws. Except as described in the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (A) the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (B) neither the Company nor any of its subsidiaries have received any written communication, whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that the Company or any its subsidiaries is in violation of any Environmental Law which was received within two years prior to the date hereof and remains unresolved; (C) there is no claim, action or cause of action filed with a court or Governmental Entity, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law which was received within two years prior to the date hereof and remains unresolved; (D) neither the Company nor its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (E) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (F) to the best knowledge of the Company, there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Materials of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or public health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern and (ii) the

manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(aa) Accounting Controls and Disclosure Controls. Except to the extent permitted with respect to newly acquired subsidiaries, the Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(bb) Compliance with the Sarbanes-Oxley Act. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply (including Section 402 related to loans) and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company. As of the date of the initial filing of the Registration Statement, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(cc) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided or as would not reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(dd) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied including, without limitation, for any asbestos-related claims or liabilities.

(ee) Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(ff) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which has constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(gg) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any of its subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is subject. The Company, its subsidiaries and their affiliates have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(ii) OFAC. None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its Subsidiaries is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or other economic sanctions.

(jj) Lending Relationship. Except as disclosed in the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

(kk) No Related Party Transactions. There are no relationships, direct or indirect, or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement and the Prospectus which have not been described in such documents and the General Disclosure Package as required.

(ll) No Dividend Restrictions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(mm) Statistical and Market-Related Data. Any statistical and market-related data included in the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(nn) Significant Subsidiaries. No significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company is omitted from the list of entities in Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the Commission on February 19, 2013.

SECTION 1.1 Representations and Warranties by the Selling Stockholders. Each Selling Stockholder severally and not jointly represents and warrants to each Underwriter as of the date hereof and as of the Closing Time and agrees with each Underwriter, as follows:

(a) Accurate Disclosure. Such Selling Stockholder has reviewed and is familiar with the Registration Statement, the General Disclosure Package and the Prospectus and none of the General Disclosure Package, the Prospectus or any amendments or supplements thereto (including any prospectus wrapper) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representatives and warranties in this paragraph 1.1(a) are limited to the information regarding such Selling Stockholder that was furnished in writing to the Company by such Selling Stockholder expressly for use in, and actually set forth in, the Registration Statement, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto, in each case under the heading “Selling Stockholders.” Such Selling Stockholder is not prompted to sell the Shares to be sold by such Selling Stockholder hereunder by any material information concerning the Company or any subsidiary of the Company which is not set forth in the Registration Statement, General Disclosure Package or the Prospectus.

(b) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(c) Noncontravention. The execution and delivery of this Agreement and the sale and delivery of the Shares to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, or (ii) result in any violation of (x) the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or (y) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, except, in the cases of clause (i) or clause (ii)(y), for such conflicts, breaches, violations, defaults, taxes, liens, charges or encumbrances as would not materially impair the consummation of the obligations of such Selling Stockholder hereunder.

(d) Valid Title. Such Selling Stockholder has, and at the Closing Time will have, valid title, or valid “security entitlement” within the meaning of Sections 8-102 and 8-501 of the Uniform Commercial Code as in effect the State of New York (the “UCC”), to the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder.

(e) Delivery of Securities. Upon the Underwriters paying the purchase price for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such shares is unnecessary because such shares are already in possession of Cede or such nominee), registration of such Shares in the name of Cede or such other nominee (unless registration of such shares is unnecessary because such shares are already registered in the name of Cede or such nominee), and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Securities), (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the Shares (including, without limitation, all rights that such Selling Stockholder had or has the power to transfer in such Shares) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, and (z)

appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(g) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Stockholder of its obligations hereunder or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(h) No Association with FINRA. Neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (rr) of the By-laws of FINRA), any member firm of FINRA, except as previously disclosed in writing to the Representative’s counsel.

(i) Neither such Selling Stockholder, nor any of its subsidiaries, any director or officer thereof, or, to such Selling Stockholder’s knowledge, any employee, agent, affiliate or representative of such Selling Stockholder or any of its subsidiaries, is a Person that is, or is owned or controlled by a Person that is currently subject to any U.S. sanctions administered by OFAC or other economic sanctions; and such Selling Stockholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or other economic sanctions.

(j) Neither such Selling Stockholder, nor, to the best knowledge of such Selling Stockholder, any director, officer, employee, agent or other affiliate or other person associated with or acting on behalf of such Selling Stockholder, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the OECD Convention, the FCPA or any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency.

(k) The operations of such Selling Stockholder and its subsidiaries are and have been conducted at all times in compliance with Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder, any director, officer, employee, agent or other affiliate or other person associated with or acting on behalf of such Selling Stockholder with respect to the Money Laundering Laws is pending or, to such Selling Stockholder’s knowledge, threatened.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a) Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell 7,000,000 Firm Shares and each Selling Stockholder, severally and not jointly, agrees to sell the number of Firm Shares set forth opposite its name on Schedule C hereto, to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase at a price of $42.7234 per share, the number of Firm Shares set forth opposite the name of each Underwriter on Schedule A hereto, subject to adjustments in accordance with Section 11 hereof.

(b) Payment. Payment for the Firm Shares to be sold hereunder is to be made in federal (same-day) funds to an account designated by the Company for the Firm Shares to be sold by it and to an account designated by the Selling Stockholders for the Firm Shares sold by them, in each case against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York, at 10:00 a.m., New York time, on the fourth business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you, the Company and the Selling Stockholders shall agree upon, such time and date being herein referred to as the “Closing Time”. As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c) Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Stockholder hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a) hereof. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Time and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company and each Selling Stockholder setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Time (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Time, the notice of exercise shall set the Closing Time as the Option Closing Date. If any Option Shares are to be purchased, (a) the number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriters bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares, (b) the number of Option Shares to be sold by the Company shall be one-third of the total number of Option Shares to be sold and (c) the number of Option Shares to be sold by each Selling Stockholder shall be in the same proportion to the total number of Option Shares being sold by such Selling Stockholder as the number of Firm Shares being sold by such Selling Stockholder bears to the total number of Firm Shares being sold by the Selling Stockholders. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and each Selling Stockholder. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same-day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company for the Option Shares sold by it and the Selling Stockholders for the Option Shares sold by them.

(d) Denominations; Registration. Certificates for the Shares shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The certificates for the Shares will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time.

(e) If on the Closing Date or Option Closing Date, as the case may be, any Selling Stockholder fails to sell the Shares which such Selling Stockholder has agreed to sell on such date as set forth on Schedule C hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents Shares which such Selling Stockholder has failed to so sell, as set forth on Schedule C hereto, or such lesser number as may be requested by the Representative.

SECTION 3. Offering by the Underwriters. It is understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

SECTION 4. Covenants of the Company; Covenants of the Selling Stockholders.

(a) The Company covenants and agrees with the several Underwriters as follows:

(i) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3, will comply with the requirements of Rule 430B, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of the Base Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares. The Company will affect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(ii) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement. The Company will furnish to the Representative such number of copies of such amendment or supplement as the Representative may reasonably request. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Representative shall reasonably object.

(iii) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv) Delivery of Prospectuses. The Company has delivered to the Underwriters, without charge, as many copies of the Base Prospectus as such Underwriters reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriters, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Representative, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vi) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(vii) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(viii) Listing. The Company will use its best efforts to effect and maintain the listing of the Shares on the New York Stock Exchange.

(ix) Restrictions on Sale of Shares.

(A) The Company has caused each of Steven M. Rales, Markel Corporation, and the directors and officers of the Company identified in Exhibit A-1 hereto to execute and deliver to the Representative, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (each, a “Lock-up Agreement”).

(B) No offering, pledge, sale, contract to sell, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 90-day restricted period, then in each case the restrictions imposed by this Section 4(i)(ii) shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representative waives, in writing, such extension. The Company shall promptly notify the Representative of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

(x) Reporting Requirements. The Company, during the period when a Prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(xi) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the

Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(b) Each Selling Stockholders, severally and not jointly, covenants and agrees with the several Underwriters as follows:

(i) Restrictions on Sale of Shares.

(A) Such Selling Stockholder has executed and delivered to the Representative, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (each, a “Lock-up Agreement”).

(B) No offering, pledge, sale, contract to sell, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made by such Selling Stockholder for a period of 90 days after the date of the Prospectus, directly or indirectly, otherwise than hereunder or with the prior written consent of the Representative. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 90-day restricted period, then in each case the restrictions imposed by this Section 4(i)(ii) shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representative waives, in writing, such extension.

(ii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, such Selling Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(iii) Such Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(iv) Such Selling Stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.

SECTION 5. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all costs, expenses and fees incident to the performance of its obligations and the obligations of the Selling Stockholders under this Agreement, including, without limitation, (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery (including electronic delivery) to the Underwriters of copies of the Registration Statement, Base Prospectus, any preliminary prospectus supplement, this Agreement, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance, transfer and delivery of the certificates for the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares, (iv) the fees and disbursements of the Company’s and the Selling Stockholders’ counsel, accountants and other advisors, (v) filing fees of the commission, (vi) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (viii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (ix) the fees and expenses of any transfer agent or registrar for the Shares, (x) any costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses, and the cost of aircraft and other transportation chartered in connection with the road show, (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Shares, (xii) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange, (xiii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation contained in Section 1(b) hereof and (xiv) accounting fees of the Company.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 6, Section 10(a)(i) or (iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the

Company and the Selling Stockholders contained herein or in certificates of any officer of the Company or any of its subsidiaries or any Selling Stockholder delivered pursuant to the provisions of this Section 6, to the performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of the Base Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinion and letter, dated the Closing Time, of Gibson, Dunn & Crutcher LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B and Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Company General Counsel. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of general counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Representative may reasonably request.

(d) Opinion of Counsel for the Selling Stockholders. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Munger, Tolles & Olson LLP, counsel for the Selling Stockholders, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit E hereto and to such further effect as the Representative may reasonably request.

(e) Opinion of Counsel for the Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Shearman & Sterling LLP, counsel for the Underwriters, in form and substance satisfactory to the Representative. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(f) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of the Base Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(g) CFO Certificate. At the time of the execution of this Agreement and at the Closing Time, the Representative shall have received a certificate of the Chief Financial Officer of the Company, dated the date of the execution of this Agreement and the Closing Time, respectively, in form and substance satisfactory to counsel for the Underwriters, confirming certain financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus that is not covered by the comfort letters described in Sections 6(i) and 6(j) below.

(h) Certificate of Selling Stockholders. At the Closing Time, the Representative shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Stockholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder contained in Section 1.1 hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(i) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP, independent registered public accountants for the Company, a letter, dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” (including with respect to any pro forma information contained in the General Disclosure Package or the Prospectus) to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) Bring-down Comfort Letters. At the Closing Time, the Representative shall have received from Ernst & Young LLP, independent registered public accountants for the Company, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(i), except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(k) Lock-up Agreements. At the date of this Agreement, the Representative shall have received a letter or letters, substantially in the form of Exhibit A hereto, signed by each of Steven M. Rales, Markel Corporation, the directors and officers of the Company identified in Exhibit A-1 hereto and the Selling Stockholders.

(l) Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 2(c) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Option Closing Date and, at the relevant Option Closing Date, the Representative shall have received:

(i) Officers’ Certificate. A certificate, dated such Option Closing Date, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(f) hereof remains true and correct as of such Option Closing Date.

(ii) CFO Certificate. A certificate of the Chief Financial Officer of the Company, dated the date of the execution of this Agreement and the Closing Time, respectively, in form and substance satisfactory to counsel for the Underwriters, confirming certain financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus that is not covered by the comfort letters detailed in Section 6(l)(vii) below.

(iii) Opinion of Counsel for Company. The favorable opinion and letter of Gibson, Dunn & Crutcher LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and letter required by Section 6(b) hereof.

(iv) Opinion of Company General Counsel. The favorable opinion, dated the Closing Time, of general counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(v) Opinion of Counsel for Selling Stockholders. The favorable opinion of Munger, Tolles & Olson LLP, counsel for the Selling Stockholders, in form and substance satisfactory to counsel for the Underwriters, relating to the Option Shares to be purchased from the Selling Stockholders on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof.

(vi) Opinion of Counsel for Underwriters. The favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof.

(vii) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representative and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 6(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Option Closing Date.

(m) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(n) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents, opinions and certifications as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representative.

(o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on an Option Closing Date which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representative by notice to the Company and the Selling Stockholders at any time at or prior to Closing Time or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8, 9, 13, 14, 16, 17, 19, 20 and 21 shall survive any such termination and remain in full force and effect.

SECTION 7. Indemnification.

(a) Indemnification of Underwriters.

(i) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers and affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)) of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter, Affiliate or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with the Underwriter Information; and

(ii) The Company agrees to reimburse each of the Underwriters, their respective directors, officers and Affiliates, and each of such controlling persons upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter, Affiliate or controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter, Affiliate or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(iii) Each Selling Stockholder agrees to indemnify the Underwriters, each Underwriters’ directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise to the same extent as indemnity is provided by the Company pursuant to Section 7(a)(i) and (ii) hereof; provided, however, that such Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to such Selling Stockholder furnished by such Selling Stockholder to the Company specifically for use therein. This indemnity obligation will be in addition to any liability which the Company may otherwise have. Notwithstanding the foregoing provisions, the liability of each Selling Stockholder under the indemnity agreement contained in this paragraph and the contribution provisions of Section 8 hereof and in respect of any claim related to a breach of the representations and warranties of such Selling Stockholder contained in Section 1.1 hereof shall be limited in the aggregate to an amount equal to the aggregate purchase price (less underwriting discounts and commissions) of the Shares sold by such Selling Stockholder under this Agreement (with respect to each Selling Stockholder, its “Selling Stockholder Proceeds”).

(b) Indemnification of the Company, Directors and Officers and Selling Stockholders. Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or any Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or any Selling Stockholder, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with the Underwriter Information. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) Actions against Parties; Notification. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of this indemnity agreement. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 7(a) hereof and by the Company and, if applicable, the Selling Stockholders in the case of parties indemnified pursuant to Section 7(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding affected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. To the extent the indemnification provided for in Section 7 hereof is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (iii) no Selling Stockholder shall be required to contribute any amount in excess of its Selling Stockholder Proceeds less any amounts that such Selling Stockholder is obligated to pay under Section 7(a)(iii) above. The Underwriters’ obligations in this Section 8 to contribute are several in proportion to their respective underwriting obligations and not joint.

In any proceeding relating to the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party. The Company and each Selling Stockholder irrevocably appoints Corporation Service Company as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under Section 7 or 8 hereof shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in Section 7 and 8 hereof and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any

Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Section 7 and 8 hereof.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Shares.

SECTION 10. Termination of Agreement.

(a) Termination. The Representative, in its absolute discretion, may terminate this Agreement without liability to the Company, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either federal, New York or Delaware authorities.

SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or an Option Closing Date to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Option Shares to be purchased and sold on such Option Closing Date shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company and the Selling Stockholders to sell the relevant Option Shares, as the case may be, either the Representative or the Company shall have the right to postpone Closing Time or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriters” includes any person substituted for an Underwriter under this Section 11.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Representative:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005-2858

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Facsimile: (646) 848-7678

Attention: Lisa L. Jacobs

If to the Company:

Colfax Corporation

8170 Maple Lawn Blvd, Suite 180

Fulton, MD 20759

Facsimile: (301) 323-9001

Attention: A. Lynne Puckett

with a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

Facsimile: (212) 351-5237

Attention: Andrew L. Fabens

If to the Selling Stockholders:

BDT Capital Partners, LLC

401 North Michigan Avenue, Suite 3100

Chicago, Illinois 60611

Facsimile: (312) 832-1700

Attention: William Bush

with a copy to:

Munger, Tolles & Olson

355 South Grand Ave.

35th Floor Los Angeles, CA 90071

Facsimile: (213) 687-3702

Attention: Mary Ann Todd

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. No Advisory or Fiduciary Relationship. The Company and each Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and each Selling Stockholder, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering of the Shares and the process leading thereto, the Underwriters are and have been acting solely as principal and not as the agent or fiduciary of the Company or any of its subsidiaries, or stockholders, creditors, employees or any other party or any Selling Stockholder, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering of the Shares or the process leading thereto (irrespective of whether such Underwriters have advised or is currently advising the Company or any of its subsidiaries or any Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or any

Selling Stockholder with respect to the offering of the Shares except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Stockholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the Company and each Selling Stockholder has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and each Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and each Selling Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and each Selling Stockholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours, COLFAX CORPORATION

By	/s/ C. Scott Brannan
	Name:	C. Scott Brannan
	Title:	Senior Vice President, Chief Financial Officer & Treasurer

Underwriting Agreement

CONFIRMED AND ACCEPTED, as of the date first above written: DEUTSCHE BANK SECURITIES INC.

By:	/s/ Frank Windels
Name: Frank Windels Title: Managing Director

By:	/s/ Benjamin Marsh
Name: Benjamin Marsh Title: Director

Underwriting Agreement

BDT CAPITAL PARTNERS FUND I, L.P. BDT CAPITAL PARTNERS FUND I-A, L.P. BDT CAPITAL PARTNERS ANNEX FUND I, L.P. BDT CAPITAL PARTNERS ANNEX FUND I-A, L.P. BDTCP INVESTMENTS I, LLC

By:	/s/ William Bush
Name: William Bush Title: Vice President and Secretary

Underwriting Agreement

Schedule A

The purchase price per share for the Firm Shares to be paid by the Underwriters shall be $42.7234.

Name of Underwriter	Number of Firm Shares
Deutsche Bank Securities Inc.	4,500,000
Citigroup Global Markets Inc.	1,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,500,000
Barclays Capital Inc.	500,000
Credit Suisse Securities (USA) LLC	500,000
HSBC Securities (USA) Inc.	500,000
KeyBanc Capital Markets Inc.	500,000
UBS Securities LLC	500,000

Sch. A

Schedule B-1

Pricing Terms

1. The price of the 10,000,000 shares of Common Stock on the cover of the final prospectus supplement dated May 7, 2013, which price is $44.25 per share.

Schedule B-2

Free Writing Prospectuses

None.

Sch. B

Schedule C

Selling Stockholder

Name of Selling Stockholder	Number of Firm Shares
BDT Capital Partners Fund I, L.P.	2,101,382
BDT Capital Partners Fund I-A, L.P.	385,460
BDT Capital Partners Annex Fund I, L.P.	303,158
BDT Capital Partners Annex Fund I-A, L.P.	91,579
BDTCP Investments I, LLC	118,421

Sch. C

Exhibit A

Form of Lock-up Agreement

May 7, 2013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005-2858

as Representative of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

Re: Proposed Public Offering by Colfax Corporation

Dear Sirs:

The undersigned understands that Deutsche Bank Securities Inc. (“Deutsche Bank”), as representative of the several underwriters to be named therein (the “Representative”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Colfax Corporation, a Delaware corporation (the “Company”) providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative, (A) directly or indirectly, (i) offer, pledge, sell, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (B) make any demand for or exercise any right with respect to, the registration of any of the Company’s Common Stock or any security convertible into or exercisable or exchange for Common Stock (including, without limitation, pursuant to any registration rights agreement that the undersigned may be party to

Ex. A - 1

with the Company, which registration rights agreement shall be superseded by this lock up agreement to the extent inconsistent with the terms hereof).

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representative, provided that (1) the Representative receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be; (2) any such transfer shall not involve a disposition for value; (3) such transfers are not required to be reported during the Lock-Up Period in any public report or filing with the Securities and Exchange Commission, or otherwise; and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts, or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), or

(iii) as a distribution to limited partners or stockholders of the undersigned, or

(iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the public offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 90-day Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 90-day Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day Lock-Up Period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 90-day Lock-Up Period pursuant to the previous paragraph will be delivered by the Representative to the Company (in accordance with the notice provisions of the Underwriting

Ex. A - 2

Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

Ex. A - 3

Exhibit A-1

Parties to the Lock-up Agreement

Mitchell P. Rales

Steven E. Simms

Clay H. Kiefaber

Patrick W. Allender

Thomas S. Gayner

Rhonda L. Jordan

San W. Orr III

A. Clayton Perfall

Rajiv Vinnakota

C. Scott Brannan

Ian Brander

Lynn Clark

Daniel A. Pryor

Steve Wittig

A. Lynne Puckett

Ex. A - 4

Exhibit B

Form of Opinion of Company’s Counsel

to be Delivered Pursuant to Section 6(b)

May [    ], 2013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005-2858

As Representative of the Several Underwriters

c/o	Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005-2858

Re:	Colfax Corporation Common Stock

Ladies and Gentlemen:

We have acted as counsel to Colfax Corporation, a Delaware corporation (the “Company”), in connection with the offering and sale by the Company and the Selling Stockholders of 10,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Underwriting Agreement dated as of May 7, 2013 (the “Underwriting Agreement”) among the Company, the Selling Stockholders and the Underwriters named therein (the “Underwriters”) for whom you are acting as Representative. This letter is delivered to you pursuant to Section 6(b) of the Underwriting Agreement.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Underwriting Agreement and such other documents, corporate records, certificates of officers of the Company and its subsidiaries and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and its subsidiaries and others. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Underwriting Agreement.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Company has an authorized capitalization as set forth in the Prospectus. The Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

Ex. B - 1

2. The Company has all requisite corporate power to execute and deliver the Underwriting Agreement and to perform its obligations thereunder. The execution and delivery by the Company of the Underwriting Agreement and the performance of its obligations thereunder have been duly authorized by all necessary corporate action. The Underwriting Agreement has been duly executed and delivered by the Company.

3. The execution and delivery by the Company of the Underwriting Agreement, the performance of its obligations thereunder, and the issuance by the Company of the Shares to the Underwriters:

(i)	do not and will not violate the charter or bylaws of the Company;

(ii)	do not and will not (A) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law, rule or regulation of the State of New York or the United States of America currently in effect and applicable to the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement, except for such filings or approvals as already have been made or obtained under the Securities Act of 1933 (the “Securities Act”), or (B) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of Delaware under, the Delaware General Corporation Law.

4. Insofar as the statements in the Prospectus under the captions “Description of Capital Stock” and “Underwriting” purport to summarize the documents referred to therein, such statements fairly present in all material respects the information required to be disclosed under the Securities Act and the rules and regulations of the Commission relating to registration statements on Form S-3 and prospectuses.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and, for purposes of paragraphs 1, 2, 3(i) and 3(ii)(B) above, the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 1, 2, 3(i) and 3(ii)(B). This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the laws of the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

Ex. B - 2

B. Except as expressly set forth in paragraph 4, we express no opinion regarding the Securities Act, the Securities Exchange Act of 1934, as amended, or any other federal or state securities laws or regulations.

The opinions expressed above are solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement and are not to be used for any other purpose or circulated, quoted or otherwise referred to, without, in each case, our written permission.

Very truly yours,

Ex. B - 3

Exhibit C

Form of Letter of Company’s Counsel

to be Delivered Pursuant to Section 6(b)

May [    ], 2013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005-2858

As Representative of the Several Underwriters

c/o	Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005-2858

Re:	Colfax Corporation Common Stock

Ladies and Gentlemen:

We have acted as counsel to Colfax Corporation, a Delaware corporation (the “Company”), in connection with the offering and sale by the Company and the Selling Stockholders of 10,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) pursuant to the Underwriting Agreement, dated as of May 7, 2013 (the “Underwriting Agreement”) among the Company, the Selling Stockholders and the Underwriters named therein for whom you are acting as Representative. This letter is delivered to you pursuant to Section 6(b) of the Underwriting Agreement.

In connection with the offering and sale of the Shares, we have reviewed: (i) the Company’s Registration Statement on Form S-3 (Registration No. 333-179650) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 23, 2012 for the registration of senior or subordinated debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts and units; (ii) the core prospectus dated February 23, 2012 forming a part thereof, together with the documents incorporated therein by reference (the “Core Prospectus”); (iii) the preliminary prospectus supplement dated May 6, 2013 (the “Preliminary Prospectus Supplement”), in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on May 6, 2013; and (iv) the final prospectus supplement dated May 7, 2013 (the “Final Prospectus Supplement” and, collectively with the Preliminary Prospectus Supplement, the “Prospectus Supplement”) in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on May 7, 2013. The registration statement, in the form in which it became effective on February 23, 2012, is called the “Registration Statement.” The Core Prospectus together with the Final Prospectus Supplement is called the “Prospectus.” The Core Prospectus, including only the information incorporated therein by reference (as updated or superseded as provided therein) prior to 5:30 p.m., Eastern time, on May 7, 2013 (the “Applicable Time”), the information on Schedules B-1 and B-2 of the Underwriting Agreement and the Preliminary Prospectus Supplement are collectively called the “General Disclosure Package.”

Ex. C - 1

Based solely on the certificate of the Company attached as Annex A hereto, we are of the view that the Registration Statement is effective under the Securities Act. To our knowledge, based solely upon telephonic confirmation from the Staff of the Commission on May [    ], 2013, as of the time of such confirmation no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

We have participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and your representatives and counsel at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because we did not independently undertake to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement, the General Disclosure Package or the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus except insofar as such statements specifically relate to us. Our identification of information as constituting the General Disclosure Package is for the limited purpose of making the statements set forth in this letter. We express no opinion or belief as to the conveyance of the General Disclosure Package or the Prospectus or the information contained therein to investors generally or to any particular investors at any particular time or in any particular manner.

On the basis of the foregoing, and except for the financial statements and schedules, statistical information that is purported to have been provided on the authority of an expert or public official and other information of an accounting or financial nature included or incorporated by reference therein, as to which we express no opinion or belief, no facts have come to our attention that led us to believe: (a) that the Registration Statement, at the time it became effective (which, for purposes of this letter, shall mean May 7, 2013), or the Prospectus, as of the date of the Final Prospectus Supplement, were not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; or (b) (i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) that the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We assume no obligation to revise or supplement this letter in the event of any changes in law or fact arising after the date hereof. The statements made in this letter are solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement and are not to be used for any other purpose or circulated, quoted or otherwise referred to, without, in each case, our written permission.

Very truly yours,

Ex. C - 2

Exhibit D

Form of Opinion of Company General Counsel

to be Delivered Pursuant to Section 6(c)

May [    ], 2013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005-2858

As Representative of the Several Underwriters

c/o  Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005-2858

Re:	Colfax Corporation Common Stock

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of Colfax Corporation, a Delaware corporation (the “Company”), and am delivering this opinion to you in connection with the offering and sale by the Company and the Selling Stockholders of 10,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Underwriting Agreement dated as of May 7, 2013 (the “Underwriting Agreement”) among the Company, the Selling Stockholders and the Underwriters named therein (the “Underwriters”) for whom you are acting as Representative. This letter is delivered to you pursuant to Section 6(c) of the Underwriting Agreement. Terms used herein and not otherwise defined have the meaning assigned to such terms in the Underwriting Agreement.

In arriving at the opinions expressed below, I (or attorneys under my supervision or at my request) have examined originals, or copies certified or otherwise identified to my or our satisfaction, of the Underwriting Agreement and such other documents, corporate records, certificates of officers of the Company and its subsidiaries and of public officials and other instruments as I (or attorneys under my supervision or at my request) have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power

Ex. D - 1

and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

2. Each of the Company’s subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus. Each of the Company’s subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, and to my knowledge, is free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. None of the outstanding shares of capital stock, limited liability company interests or limited partnership interests, as the case may be, of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder, member or partner, as the case may be, of such subsidiary.

3. Other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

4. The Registration Statement is effective under the Act and, to my knowledge, no stop order proceedings with respect thereto and no proceeding for that purpose or pursuant to Section 8A of the Act have been instituted or are pending or threatened under the Act.

Ex. D - 2

5. Insofar as the statements incorporated by reference into the General Disclosure Package and the Prospectus from Item 3, “Legal Proceedings” of the Annual Report of the Company filed on Form 10-K on February 19, 2013 purport to summarize the proceedings and legal matters referred to therein, such statements fairly present in all material respects the information required to be disclosed under the Act and the rules and regulations of the Commission relating to registration statements on Form S-3 and prospectuses.

6. To my knowledge, there are no contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus which are not so filed, incorporated by reference or described as required, and insofar as statements in the Registration Statement, the General Disclosure Package or the Prospectus purport to summarize any such contracts or documents referred to therein, such statements fairly present in all material respects the information required to be disclosed under the Act and the rules and regulations of the Commission relating to registration statements on Form S-3 and prospectuses.

7. To my knowledge, and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the ability of the Company to perform its obligations under the Underwriting Agreement, or which are otherwise material in the context of the offering and sale of the Shares; and, to my knowledge, and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no such actions, suits or proceedings are threatened or contemplated.

8. The execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated herein do not and will not (x) conflict with or result in a breach of, or default under, any of the terms or provisions of any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or (y) violate any law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets applicable to the Company that, in my experience, is generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement.

9. The Company is not, and will not become, as a result of the consummation of the transactions contemplated by the Underwriting Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Maryland, the United States of America and, for purposes of paragraphs 1, 2 and 3 above, the Delaware General Corporation Law. I am not admitted to

Ex. D - 3

practice in the State of Delaware; however, I am generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as I consider necessary to render the opinions contained in paragraphs 1, 2 and 3. This opinion is limited to the effect of the current state of the laws of the State of Maryland, the United States of America and, to the limited extent set forth above, the laws of the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. No extension of my opinions may be made by implication or otherwise. I express no opinion other than as herein expressly set forth. This opinion is given as of the date hereof and it is based upon facts and conditions presently known to me, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any of the matters set forth herein.

C. Except as expressly set forth in paragraphs 4, 5, 6 and 9, I express no opinion regarding the Act, the Exchange Act, or any other federal or state securities laws or regulations.

D. In rendering the opinions expressed in paragraph 8(x) insofar as they require interpretation of any agreement referred to therein, I express no opinion with respect to the compliance by the Company with any covenants included in any such agreement to the extent compliance depends on financial calculations or data.

E. Qualification of any statement or opinion herein by the use of the words “to my knowledge” means that no information has come to my attention or the attention of attorneys reporting to me and working on matters covered by such opinions that would give me or such attorneys current actual knowledge of facts contrary to the existence or absence of facts or matters indicated.

*            *             *

Based on my participation or the participation of the Company’s representatives in conferences with officers and other representatives of the Company, counsel for the Company, the independent accountants of the Company and the Underwriters at which the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed, and although I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the Registration Statement, the General Disclosure Package and the Prospectus or the statements contained therein, on the basis of the foregoing and except for the financial statements and schedules and other financial information included or incorporated by reference therein, as to which I express no opinion or belief, no facts have come to my attention that led me to believe: (a) that the Registration Statement, as at May 7, 2013 and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, (ii) that the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of

Ex. D - 4

a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

*        *        *

The opinions expressed above are solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement and are not to be used for any other purpose or circulated, quoted or otherwise referred to, without, in each case, my written permission.

Very truly yours,

Ex. D - 5

Exhibit E

Form of Opinion of Selling Stockholders Counsel

to be Delivered Pursuant to Section 6(e)

May __, 2013

To the Underwriters listed on

Schedule A to the Underwriting Agreement

Re: Colfax Corporation

Ladies and Gentlemen:

We have acted as counsel to BDT Capital Partners Fund I, L.P., BDT Capital Partners Fund I-A, L.P., BDT Capital Partners Annex Fund I, L.P., BDT Capital Partners Annex Fund I-A, L.P. and BDTCP Investments I, LLC (collectively, the “BDT Entities”) in their capacities as Selling Stockholders in that certain public offering (the “Offering”) of 10,000,000 shares of common stock of Colfax Corporation (the “Company”), as contemplated by that certain Underwriting Agreement, dated May 7, 2013, by and among the Company, the Selling Stockholders and each of you (the “Underwriting Agreement”).

We have examined originals or copies of such documents, corporate records, and other instruments as we have deemed necessary or appropriate in connection with this opinion, including (1) the Underwriting Agreement, (2) the Certificate of Formation and Operating Agreement of BDTCP Investments I, LLC, as in effect on the date hereof, (3) the Certificate of Limited Partnership and Limited Partnership Agreement of each of the other BDT Entities, in each case as in effect on the date hereof (together with the items referenced in clause (2), the “Governing Documents” of the BDT Entities), and (4) applicable resolutions adopted by the managing member of BDTCP Investments I, LLC and the general partner of each of the other BDT Entities. Capitalized terms used herein and not otherwise defined shall have the respective meanings attributed to them in the Underwriting Agreement.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photocopied, and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein, other than those assumed, we have relied upon oral or written statements and representations of officers and other representatives of the BDT Entities and others, including public officials. In making our examination of documents

Ex. E - 1

executed by parties other than the BDT Entities, we have assumed that such parties had the power to enter into and perform all obligations thereunder and have also assumed the due authorization of the execution and delivery by such parties of such documents and the validity and binding effect thereof. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the information, statements and representations set forth in the documents referred to in the preceding paragraph.

We are members of the Bar of the State of California. This opinion is limited to federal laws, laws of the State of California and Chapters 17 and 18 of Title 6 of the Delaware Code. We do not express any opinion as to the laws of any other jurisdiction or as to any other laws of the State of Delaware. For purposes of the opinions expressed in Paragraph 4 below, we have assumed, with your consent, that the New York Uniform Commercial Code (the “NY UCC”) is the same as the California Uniform Commercial Code, and our opinions expressed in such Paragraph 4 are limited accordingly.

On the basis of the foregoing, and in reliance thereon, and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

1. The execution and delivery of the Underwriting Agreement and the sale of the Shares to be sold by the BDT Entities in the Offering (the “BDT Shares”) have been duly authorized by all necessary limited liability company or limited partnership action, as applicable, on the part of the BDT Entities, and each BDT Entity has duly executed and delivered the Underwriting Agreement.

2. The execution and delivery by the BDT Entities of the Underwriting Agreement does not, and the performance by the BDT Entities of their obligations under the Underwriting Agreement, including the sale of the BDT Shares in the Offering, will not, violate or result in a breach or default under any of the terms of (a) the Governing Documents of the BDT Entities, (b) the contracts listed on Exhibit A hereto, (c) any California state or U.S. federal law or regulation that, in our experience, is normally required to be complied with in connection with transactions of the type contemplated by the Underwriting Agreement, or (d) any existing order, judgment, or decree of any U.S. federal or California court known to us to which any of the BDT Entities is subject.

3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority is required to be obtained or made by any of the BDT Entities under any California state or U.S. federal law or regulation that, in our experience, is normally required to be obtained or made in connection with transactions of the type contemplated by the Underwriting Agreement, except as have been obtained or made on or prior to the date hereof.

4. Upon payment for the BDT Shares pursuant to the Underwriting Agreement, (i) each of the Underwriters will be a “protected purchaser” of the BDT Shares purchased by it within the meaning of Section 8-303 of the New York UCC, and (ii) under Section 8-501 of the New York UCC, each of the Underwriters will acquire a valid security entitlement in respect of the BDT Shares purchased by it.

Ex. E - 2

In addition to any assumptions, qualifications and other matters set forth elsewhere herein, with respect to our opinion expressed in Paragraph 2 above, we express no opinion with respect to any breach, violation or default not readily ascertainable from the text of the applicable document or contract. Also, with respect to our opinions in Paragraphs 2 and 3 above, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court files), and no inference as to our knowledge concerning any facts should be drawn as a result of the representation undertaken by us. In particular, we have not undertaken any docket search, judgment search or other investigation, examination or inquiry to determine the existence of any order, judgment or decree to which any of the BDT Entities is subject.

With respect to our opinions expressed in Paragraph 4 above, we have assumed, without investigation, that (i) The Depository Trust Company (“DTC”) is a “securities intermediary” within the meaning of Section 8-102 of the New York UCC and the State of New York is the “security intermediary’s jurisdiction” of DTC for purposes of Section 8-110 of the New York UCC, (ii) the BDT Shares are registered in the name of DTC or its nominee on the Company’s share registry in accordance with the Company’s governing documents, (iii) DTC indicates by book entries on its books and records that the BDT Shares purchased by each Underwriter (including all securities entitlements with respect to such BDT Shares) have been credited to such Underwriter’s securities account and (iv) the Underwriters are purchasing the BDT Shares without notice of adverse claim within the meaning of Section 8-105 of the New York UCC.

We also express no opinion, whether in Paragraph 2, 3 or 4 or otherwise, regarding compliance with, contravention of, or otherwise with respect to anti-fraud, disclosure (including, without limitation, adequacy of disclosure) or any similar law, restriction or requirement contained in the federal securities laws of the United States, any state securities laws or any other law, and our opinions expressed above are limited accordingly.

This opinion is rendered solely to you and is solely for your benefit in connection with the sale of BDT Shares by the BDT Entities in the Offering, as described in the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or by any other person or entity for any purpose without our prior written consent. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. This opinion is rendered as of the date hereof and we assume no obligation to advise you of any changes that may hereafter be brought to our attention.

Very truly yours,

Ex. E - 3

Exhibit A

1. Securities Purchase Agreement, dated September 12, 2011, by and between BDT CF Acquisition Vehicle, LLC and Colfax Corporation.

2. Registration Rights Agreement, dated January 24, 2012, by and between BDT CF Acquisition Vehicle, LLC and Colfax Corporation.

3. Amended and Restated Certificate of Incorporation of Colfax Corporation, including the Certificate of Designations of Series A Perpetual Convertible Preferred Stock (Par Value $0.001) of Colfax Corporation, as amended.

Ex. E - 4